UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017
 DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3179218
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1040 Avenue of the Americas, 8th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)
(212) 725-6550
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously reported by DHI Group, Inc. (the “Company”) on May 31, 2017, Shravan Goli ceased to be the President of the Brightmatter division and his employment with the Company terminated.

In connection with the separation of Mr. Goli from the Company, the Company, Dice, Inc. and Mr. Goli have entered into a separation agreement, dated as of June 16, 2017 (the “Separation Agreement”) and the Separation Agreement became effective and irrevocable as of June 27, 2017.

     In consideration for entering into the Separation Agreement, which includes a release of claims against the Company, Mr. Goli will be entitled to certain payments and benefits, including the following: (i) a lump sum payment equal to $455,000, payable in July 2017; (ii) a pro rata bonus of $65,000, payable in 2018; and (iii) reimbursement for the cost of health insurance continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 premiums for 12 months, in excess of the cost of such benefits that active employees of the Company Group (as defined in the Separation Agreement) are required to pay.

Pursuant to the Separation Agreement, Mr. Goli is prohibited for twelve (12) months from directly or indirectly soliciting employees of the Company.

Mr. Goli is subject to post employment confidentiality provisions whereby he is generally prohibited from using or disclosing the Company’s proprietary information, technical data, trade secrets, and know-how, including, without limitation, research, product plans, customer lists, customer preferences, marketing plans and strategies, software, development, inventions, discoveries, processes, ideas, formulas, algorithms, technology, designs, drawings, business strategies and financial data and information, and Company inventions (including, but not limited to, copyrightable expression, research, plans for products or services, marketing plans, computer software (including, without limitation, source code), computer programs, original works of authorship, characters, know-how, trade secrets, information, data, developments, discoveries, improvements, modifications, technology, algorithms and designs). Mr. Goli’s post employment restrictions are set forth on Exhibit A of the Separation Agreement

The description of the Separation Agreement does not purport to be a complete description of the terms thereof and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated as of June 16, 2017, among DHI Group, Inc., Dice, Inc. and Shravan Goli.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI Group, Inc.

By:	/s/ Brian P. Campbell
Name:	Brian P. Campbell
Title:	Vice President, Business and Legal Affairs and General Counsel
Dated: June 28, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated as of June 16, 2017 among DHI Group, Inc., Dice Inc. and Shravan Goli